UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 25, 2006
AFC Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-32369	58-2016606

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5555 Glenridge Connector, NE, Suite 300, Atlanta, Georgia	30342

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 459-4450
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     At the 2006 Annual Meeting of Shareholders of AFC Enterprises, Inc. (the “Company”) held on May 25, 2006, the Company’s shareholders voted to approve the AFC Enterprises, Inc. 2006 Incentive Stock Plan (the “Plan”). The Plan was adopted by the Company’s Board of Directors on March 6, 2006, subject to shareholder approval, and became effective with such shareholder approval on May 25, 2006.
     The Plan automatically will terminate on the earlier of (1) the tenth anniversary of the date the Plan is approved by shareholders or (2) the date on which all of the shares of the Company’s common stock authorized for issuance under the 2006 Stock Incentive Plan have been issued and the forfeiture conditions with respect to any stock awards have been satisfied, and no award will be granted after such date. The Plan is administered by the People Services (Compensation) Committee of the Company’s Board of Directors (the “Committee”). The Plan authorizes the Committee to grant stock options, stock appreciation rights and restricted stock and to make stock grants and stock unit grants to eligible employees and directors in order to (1) attract and retain such individuals, (2) provide an additional incentive to such individuals to increase the value of the Company’s stock, and (3) provide such individuals with a stake in the Company’s future that corresponds to the stake of the Company’s shareholders.
     The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, which was filed as Exhibit A to the Company’s Definitive Proxy Statement for its 2006 Annual Meeting of Shareholders (the “2006 Proxy Statement”), as filed with the Securities and Exchange Commission on April 17, 2006, and is incorporated herein by reference. For additional information regarding the Plan, refer to Proposal 2 (Proposal to Adopt the 2006 Incentive Stock Plan) on pages 7 — 12 of the Company’s 2006 Proxy Statement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1	AFC Enterprises, Inc. 2006 Incentive Stock Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed on April 17, 2006).

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFC ENTERPRISES, INC.
Date: May 31, 2006	By:	/s/ Harold M. Cohen
Harold M. Cohen
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX
10.1	AFC Enterprises, Inc. 2006 Incentive Stock Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed on April 17, 2006).